SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )   Preliminary Proxy Statement
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to Section 240. 14a-11(c) or
Section 240. 14a-12

Hampton Industries, Inc.
(Name of Registrant as Specified In Its Charter)

Robert J. Stiehl, Jr.
Executive Vice President - Operations
(Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

_______________________________________________________________
     2) Aggregate number of securities to which transaction applies:

________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:

________________________________________________________________

HAMPTON INDUSTRIES, INC.
(A North Carolina Corporation)
P.O. Box 614
Kinston, NC  28502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 23, 1996

To the Shareholders:

This is to notify you that the Annual Meeting of Shareholders of Hampton Industries, Inc. (hereinafter referred to as the "Company") will be held at 10:00 A.M. on Thursday, May 23, 1996, in the Conference Center, at Hahn & Hessen LLP, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY 10118 for the following purposes:

   I. To elect a Board of six Directors to serve for one year or until the election of their successors;

  II. To transact such other business as may properly come before the meeting. (No such other business is known to the management).

Shareholders of record at the close of business on April 8, 1996 are entitled to notice of and to vote at the Annual Meeting or adjournments thereof.

The Board of Directors cordially invites you to attend the meeting in person. However, whether or not you plan to attend, it would be greatly appreciated if you would mark and sign the enclosed Proxy, returning it to American Stock Transfer and Trust Company in the addressed, postage-paid reply envelope which is enclosed for your convenience. If you should thereafter decide to attend the meeting in person and you desire to vote your shares, you may do so and your Proxy will be returned to you. In addition, you are entitled to revoke your Proxy at any time prior to voting by presenting a proxy bearing a later date or by giving notice of such revocation to the Secretary at the office of the Company at 2000 Greenville Highway, P.O. Box 614, Kinston, NC 28502.

The annual report of the Company for the fiscal year ended
December 30, 1995 is enclosed, but is not part of the Company's proxy solicitation material.

                                    ROGER M. EICHEL,
                                    Vice President and
                                    Secretary
Dated: April 16, 1996

HAMPTON INDUSTRIES, INC.
2000 Greenville Highway
P.O. Box 614
Kinston, NC  28502

PROXY STATEMENT

This proxy statement and proxy/voting instruction card are being delivered to all holders of common shares of Hampton Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 1996. All holders of record on April 8, 1996 are entitled to one vote for each share owned on each matter that comes before the meeting. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum. The only matters known to be brought before the meeting are those included in this proxy statement. As of the record date there were 4,585,629 shares of Common Stock outstanding and entitled to vote.

VOTING SECURITIES

Principal Shareholders

The following table sets forth as of April 8, 1996, the
beneficial ownership by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common
Stock and information as to the beneficial ownership of such outstanding Common Stock by all Directors and Executive Officers
as a group:
Name and address of   Amount and nature of      Percentage
beneficial owner      beneficial ownership<F1>    of class
 David Fuchs
 (15 W. 34th St.,
 New York, NY
 10001-3060)                  597,823                 13.0

 Pearl F. Schechter
 (P.O. Box
 614, Kinston, NC
 28502)                       506,163<F2>             11.0

 Paul Chused (P.O.
 Box 614,
 Kinston, NC  28502)          439,126 <F3>             9.6

 Les Fuchs (3035 River
 North Pkwy,
 Atlanta, GA  30328-1117)     511,149                 11.1
- -1-
Name and address of     Amount and nature of       Percentage
beneficial owner        beneficial ownership <F1>  of class
Dimensional Funds
Advisors, Inc.
(1299 Ocean Avenue,
Suite 650
Santa Monica, CA
90401)                        378,100 <F4>              8.2

All Directors and
Officers as a
group (7 Executive
Officers
and 6 Directors)            1,909,519 <F5>             41.6

<F1>
(1)  Footnote (2), Page 3 is incorporated by reference.
<F2>
(2) Includes 128,229 shares owned by Mr. Schechter, a Director of the Company, as to which Mrs. Schechter disclaims beneficial interest.
<F3>
(3)  Footnote (4), Page 3 is incorporated by reference.
<F4>
(4) Based solely on statements filed with the Securities and Exchange Commission pursuant to Section 13 (g) of the
     Exchange Act, all such shares are owned by	investment
     advisory clients of Dimensional Fund Advisors, Inc., ("Dimensional") no one of which to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares. The Company has no independent knowledge with respect thereto.
<F5>
(5) Excludes the shares listed in footnote (4) and the shares beneficially owned by Les Fuchs.


ELECTION OF SIX DIRECTORS

Six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until a
successor is elected.  The Board of Directors has nominated for election the six persons named below.  All of the nominees are currently directors and were elected by the shareholders.  The
Proxies solicited by the Board of Directors will be voted for the election of the following candidates (except those Proxies in which authority is withheld) in the absence of a vacancy in the proposed slate.  Each candidate has agreed to serve if
elected, and the Company does not contemplate that any of the candidates will be unavailable for election; however, in the event of a vacancy in the proposed slate occasioned by death or other unexpected occurrence, the Proxies will be voted according to the best judgment of the Proxy holders.
- -2-
                                          Shares of
                                          voting stock
Name, age                   Year in       beneficially   Percent
and Principal               which first   owned April      of
occupation                  elected <F1>  8, 1996 <F2>    Class
David Fuchs (71)
Chairman and Chief
Executive
Officer of Company            1946           597,823        13.0

Steven Fuchs (36)
President                     1993           193,352         4.2

Sol Schechter (79)
Director of Company           1946           506,163 <F3>   11.0

Paul Chused (52)
Vice President                1979           439,126 <F4>    9.6

Gerald Frieder (73)
President, Lakeview
Holding and Development
Corp.
Ossining, NY                  1992                -           -<F5>

Herbert L. Ash (54)
Partner, Hahn & Hessen
LLP, Attorneys
New York, NY                  1994                -           -

<F1>
(1)  To the Board of Directors of the Company or its predecessors.
<F2>
(2) Information provided in this column was provided by the individuals named and the Company's transfer agent. The Company has no reason to believe the information incorrect.
<F3>
(3) Includes 377,934 shares owned by Mrs. Schechter, as to which Mr. Schechter disclaims beneficial interest.
<F4>
(4) Includes 130,881 shares held by Mr. Chused as Custodian for his cildren, 130,881 shares held by Mr. Chused as custodian for the minor children of his brother, 1000 shares held by Mr. Chused's wife, in which Mr. Chused disclaims beneficial interest, and 18,370 shares held in a Trust of which Mr. Chused is the beneficiary. Excludes 36,740 shares held in Trust in which Mr. Chused disclaims beneficial interest.
<F5>
(5)  Less than one percent.

There are no arrangements or understandings pursuant to which any of the above named were elected as Officers or Directors. All Officers and Directors hold office for one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors. Any Officer or Director is subject to removal with or without cause, at any time, by a vote of the majority of the Board of Directors.
- -3-

All of the above named, except Gerald Frieder and Herbert L.
Ash are related by blood or marriage.  David Fuchs and Sol
Schechter are brothers-in-law.  Paul Chused is their nephew.
Steven Fuchs is the son of David Fuchs.

All of the Executive Officers have served in various executive capacities over the past five years. David Fuchs was elected to his present office in 1975. Sol Schechter was President of the Company from 1975 until his retirement in 1994. Paul Chused was elected to his present office in January 1996. He was President from May 1994 to January 1996, Senior Vice President from 1993 to 1994 and prior thereto Vice President of Operations for in excess of five years. Steven Fuchs was elected to his present position in January 1996. He was previously President of Hampton Shirt Co., Inc. from May 1992 and Vice President-Merchandising from May 1991. He has held various merchandising and sales positions with the Company for more than five years prior thereto.

Gerald Frieder has served as President of Lakeview Holding and Development Corp, which provides financial and tax services for Corporate and individual clients, for more than five years. Herbert L. Ash has been a partner of Hahn & Hessen LLP for more than five years.

Summary Compensation Table

The following table sets forth the compensation for the past three fiscal years of the Chief Executive Officer and each of the four most highly compensated Executive Officers as of the end of the 1995 fiscal year.
            Annual Compensation
                                                Other (1)
Name and Principal                                Annual
    Position         Year    Salary     Bonus  Compensation
David Fuchs          1995    $ 600,000  $ -    $     -
Chairman and         1994      600,000    -          -
Chief Executive      1993      600,000    -          -

Steven Fuchs         1995      218,271    -          -
President and        1994      184,598    -          -
Director             1993      172,300    -          -

Robert J. Stiehl, Jr.1995      218,708    -          -
Executive Vice       1994      195,408    -          -
President-Operations 1993      190,000    -          -
and Chief Financial
Officer

Roger Eichel         1995      251,764    -          -
Vice President       1994      241,247    -          -
and Secretary        1993      235,000    -          -
- -4-

Paul Chused          1995      307,115    -          -
Vice President       1994      276,566    -          -
and Director         1993      250,000    -          -
                          Long Term Compensation
                           Non-Qualified              All
Name and Principal                Stock               Other
   Position            Year    Option Plan (2)    Compensation
David Fuchs            1995      $     -             $ 12,000
Chairman and           1994            -               12,000
Chief Executive        1993            -               30,000

Steven Fuchs           1995            -                4,365
President and          1994            -                3,692
Director               1993            -                8,615

Robert J. Stiehl, Jr.  1995            -                4,374
Executive Vice         1994            -                3,908
President-Operations   1993            -                9,500
and Chief Financial
Officer

Roger Eichel           1995            -                5,035
Vice President         1994            -                4,825
and Secretary          1993            -               11,750

Paul Chused            1995            -                6,142
Vice President         1994            -                5,531
and Director           1993            -               12,500

(1) No amounts for executive perquisites and other personal benefits, securities or property are shown where the aggregate dollar amount per executive is not in excess of the lesser of either $50,000 or 10% of annual salary and bonus.
(2) The Company adopted a non-qualified stock option plan in 1992. The purpose of the program is to furnish a significant equity opportunity to the executive which provides an incentive to build long-term stockholder value. No options have been granted under the plan.
(3)   Reference is made to the information under the caption
      "Certain Transactions".

Directors, who are not paid Officers of the Company, receive $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. Travel and accommodation expenses of the Directors incurred in attending Board meetings are reimbursed by the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During the 1995 fiscal year, the Board of Directors met four times. All of the Directors, other than Mr. Schechter, attended each of the scheduled meetings during their incumbency. Mr. Schechter was unable to attend one meeting for good cause.

The Company's Audit Committee consists of Herbert L. Ash, Gerald Frieder, both of whom are independent Directors, and Sol Schechter. The Audit Committee met one time during the year. The Audit Committee confers with the Company's independent auditors on matters concerning the Company's internal control system, the maintenance of its books and records and other matters as appropriate.

The Executive Compensation Committee, which met once during the 1995 fiscal year, is composed of David Fuchs, Steven Fuchs, Sol Schechter and Paul Chused. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and key employees of the Company and its subsidiaries. Each of the members abstains from compensation matters concerning their own compensation. The committee's Compensation Committees Report for the 1995 fiscal year is set forth herein.

The Company does not have a Nominating Committee of the Board of Directors separate and apart from the Board of Directors as a whole.
- -5-

REPORT OF COMPENSATION COMMITTEE

The Executive Compensation Committee is comprised of David
Fuchs, Steven Fuchs, Sol Schechter, and Paul Chused, all related family members and executive officers or former executive officers of the Company.

The Executive Compensation Committee will determine the compensation of the executive officers of the Company, including the members of the Committee and other key employees of the Company. The Committee met once during 1995. Each time they made their recommendations to the Board. Each recommendation was approved by the Board of Directors including the outside directors. Each director-executive officer abstained from voting on the issue of his personal compensation.

The members of the Executive Compensation Committee and their families own approximately 37.8% of the Company's outstanding shares of Common Stock. The Board believes the members of the Committee, by reason of their stock ownership and commitment to the Company, are substantially motivated to act on behalf of all shareholders to optimize overall corporate performance, thereby increasing the intrinsic value of each shareholders investment in the Company.

Base Salary

The Chairman and Chief Executive compensation was $600,000 in
1995, the same as in 1994. The Board believes that his compensation is comparable to that generally paid to Chief
Executives of similar companies having comparable responsibilities.

Compensation paid to the six other executives has been determined after consultation between the Executive Compensation Committee and the Board. The Board has relied extensively on the views of the Executive Compensation Committee. The amount of compensation received by each of the officers are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size. Past performance and expectations concerning future contributions to the success of the Company and its business are also considered in determining compensation.

Profit Sharing and Retirement Savings Plan

Through December 31, 1995, the Company maintained two qualified profit sharing plans. The two plans were essentially identical. One covered the hourly associates of the Company, and the other covered the salaried associates. These plans exclude all associates who were classified as "highly compensated" under the provisions of the Internal Revenue Code. The contributions to the Plans are discretionary.

On December 31, 1995, the qualified plan for salaried associates was merged into the qualified hourly associates plan, which plan was amended to, among other things, include "highly compensated" associates. The Company will make a matching contribution of 40% of the deferral amount that the associates elect to make (as limited by the Internal Revenue Service Code). The Company has the option of changing the matching contribution each year. The Company continues to have the right to amend, modify or terminate the Plan.
- -6-

Supplemental Retirement Plan for Key Employees

The Company maintains a Supplemental Retirement Plan for Key Employees (the Plan) to permit certain key associates to defer receipt of current compensation in order to provide retirement and death benefits on behalf of such associates. Company profit sharing credits are determined at the discretion of the Board of Directors. Amounts of profit sharing credits are vested in the same manner as vesting occurs under the Company's Qualified Profit Sharing and Retirement Savings Plans. An annual return equal to the Moody's AAA Corporate bond rate is added to each participant deferred compensation account balance and employer profit sharing credit account balance. The Company may provide supplemental profit sharing credits to one or more active participants in the Plan, the amount of which shall be determined by the Board of Directors in its sole and absolute discretion.

As of December 30, 1995, there were 43 participants in the Plan, including all of the executive officers of the Company. None of these associates were able to participate in the Company's qualified profit sharing plans prior to January 1, 1996. The Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. The Plan is intended to be unfunded and, therefore, all compensation deferred under the Plan is held by the Company and commingled with its general assets.

As of January 1, 1996, the participants in this Plan are no longer able to make salaried deferrals. Participant deferrals are fully vested.

The amounts credited to the Chief Executive Officer and each of the four most highly compensated executive officers has been included in the preceding Summary Compensation table.

Long-term incentives

The Company's non-qualified stock option plan was adopted in 1992. Options granted under the plan are intended to attract and retain qualified employees and directors, and to motivate their best efforts on behalf of the Company's interest. It is intended that options will constitute an important part of an executive's compensation. The equity opportunity will provide an incentive to build long-term shareholder value. No options were granted during 1995.

                                       COMPENSATION COMMITTEE
                                       David Fuchs, Chairman
                                       Steven Fuchs, Member
                                       Sol Schechter, Member
                                       Paul Chused, Member
- -7-

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the common stock of the Company for the five fiscal years with the cumulative return of the Dow Jones Industrial
Average and the Dow Jones Apparel Industry index.  It assumes
$100 invested on December 29, 1990 with reinvestments of dividends.

A copy of this graph has been submitted to the SEC. A tabular form of the graph is below.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                      1990   1991   1992   1993   1994   1995
Hampton Industries
  Common Stock        $ 100 $ 123  $ 213  $ 143  $ 107  $ 107
Dow Jones Industrial
  Average               100   122    135    156    164    225
Dow Jones Apparel
  Industry index        100   177    201    143    172    209

CERTAIN TRANSACTIONS

In connection with the purchase in October, 1976 of certain manufacturing and distribution facilities formerly leased by the Company, purchase money mortgage notes in the aggregate amount of $4,825,000, were issued to (i) the selling shareholders of Samsons Realty Co., Inc. (Les Fuchs, Sol Schechter, Pearl Schechter, Harriet F. Chused, mother of Paul Chused and Andrew Chused, and members of the families of David Fuchs and Harriet
F. Chused); and, (ii) Grandsam Realty Company, a North Carolina partnership whose principals are David Fuchs, Les Fuchs, Paul and Andrew Chused, their sister, Suzanne Bearman, and Arnold Schechter, son of Sol Schechter. The purchase money mortgage notes bear interest at 8 1/4% per annum and are payable in equal monthly installments through October 1, 1996. The Company paid $52,612 in interest under the notes in 1995; and as of December 31, 1995, there remained outstanding the principal amount of $395,993 on the notes. In the opinion of the Company, the prices paid for the manufacturing and distribution facilities were equal to or less than prices which would have been paid to a non-related seller.

During 1995, the Company retained the firm of Hahn & Hessen
LLP, of which Mr. Ash is a partner, for legal services, and said firm will be retained during the current year.

- -8-

OTHER BUSINESS AND INFORMATION

The Company does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

The Board of Directors has reappointed Deloitte & Touche LLP as auditors of the Company and its subsidiaries for the current fiscal year. Shareholders are not requested to act in connection with such selection. A representative of Deloitte & Touche LLP is expected to be present at the Shareholders' Meeting on May 23, 1996 to answer appropriate questions and to make a statement if the representative wishes to do so.

SHAREHOLDER PROPOSALS

Shareholder proposals for the next Annual Meeting of Shareholders must be received by the Company at P.O. Box 614, Kinston, NC 28502 on or before December 6, 1996.

EXPENSES OF SOLICITATION

The solicitation of Proxies is being made on behalf of the Board of Directors of the Company, and all expenses in connection therewith will be paid by the Company. Requests will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of stock held of record by such persons.

                             By order of the Board of Directors,



                             ROGER M. EICHEL,
                             Vice President and
                             Secretary
- -9-

HAMPTON INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints David Fuchs and Sol Schechter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated, all the shares of Common Stock of Hampton Industries, Inc., held of record by the undersigned on April 8, 1996, at the Annual Meeting of Shareholders to be held on Thursday, May 23, 1996 at 10:00 a.m., in the Conference Room, at Hahn and Hessen LLP, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY or any adjournment thereof.

(TO BE SIGNED ON REVERSE SIDE)

                                                       Nominees:
                                                       David Fuchs
1.  Election of   FOR all nominees     WITHOLD         Steven Fuchs
    Directors     listed to the right  AUTHORITY       Sol Schechter
                  (except as marked    to vote for all Paul Chused
                  to the contrary)     nominees        Gerald Fieder
                                                       Herbert L. Ash
For, except vote withheld from the
following nominee(s):
_______________________________________

2. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting (no such other business
   is known to management).

This proxy will be voted FOR election of all nominees identified in item 1.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SIGNATURE____________________________  DATE__________________

SIGNATURE____________________________ DATE___________________
       		IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.